EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Herley Industries, Inc.



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated September 19, 1997 included in Herley Industries, Inc.'s Form 10-K for the 53 weeks ended August 3, 1997.



                              /S/ ARTHUR ANDERSEN LLP


February 23, 1998
Lancaster, Pennsylvania